SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported):

June 26, 2003

ASSURANCEAMERICA CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

RiverEdge One

Suite 600

5500 Interstate North Parkway

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 933-8911

(Registrant’s telephone number, including area code)

Brainworks Ventures, Inc.

(Former Name if Changed Since Last Report)

Item 5. Other Events

At a special shareholders’ meeting held on June 26, 2003, the shareholders of Brainworks Ventures, Inc. (the “Company”) approved Amended and Restated Articles of Incorporation for the Company, pursuant to which the number of shares of common stock that the Company was authorized to issue was increased from 25,000,000 to 60,000,000 and the legal name of the Company was changed to “AssuranceAmerica Corporation.”

Item 8. Change in Fiscal Year

On June 26, 2003, the Company’s Board of Directors amended the Company’s By-laws to change the Company’s fiscal year-end from March 31 to December 31, effective with the fiscal year beginning April 1, 2003.

The Company’s Annual Report on Form 10-KSB will cover the transition period from April 1, 2003 through December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2003	ASSURANCEAMERICA CORPORATION /s/ Robert J. Cormican Robert J. Cormican Senior Vice President and Chief Financial Officer